COINSURANCE AGREEMENT



                                 by and between



                  FIDELITY AND GUARANTY LIFE INSURANCE COMPANY



                                       and




                         KEYPORT LIFE INSURANCE COMPANY




                            Dated as of July 26, 1996


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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I              DEFINITIONS...........................................  1

ARTICLE II             REINSURANCE COVERAGE..................................  7

ARTICLE III            GENERAL PROVISIONS....................................  8

ARTICLE IV             REINSURANCE PREMIUMS; CEDING COMMISSION............... 13

ARTICLE V              RESERVES.............................................. 15

ARTICLE VI             EXPENSE ALLOWANCE..................................... 15

ARTICLE VII            DEATH BENEFITS, ANNUITY PAYMENTS AND OTHER
                         PAYMENTS............................................ 16

ARTICLE VIII           ACCOUNTING AND SETTLEMENT............................. 19

ARTICLE IX             DURATION, RECAPTURE AND TERMINATION................... 22

ARTICLE X              INSOLVENCY............................................ 25

ARTICLE XI             ARBITRATION........................................... 26

ARTICLE XII            SECURITY.............................................. 28

ARTICLE XIII           REPRESENTATIONS, WARRANTIES AND COVENANTS
                       OF THE COMPANY........................................ 33

ARTICLE XIV            REPRESENTATIONS, WARRANTIES AND COVENANTS
                       OF THE REINSURER...................................... 36

ARTICLE XV             CONDITIONS TO CLOSING................................. 39

ARTICLE XVI            MISCELLANEOUS PROVISIONS.............................. 41

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SCHEDULES

SCHEDULE A - REINSURED SPDAs

SCHEDULE B - QUARTERLY PERIOD REINSURANCE REPORTS

SCHEDULE C - ANNUAL REINSURANCE REPORTS

SCHEDULE D - POLICYHOLDER SERVICES TO BE PROVIDED

SCHEDULE E - CONSERVATION AND COMMISSION PAYMENT SERVICES TO BE
             PROVIDED AND ASSOCIATED FEES

SCHEDULE F - LIST OF AGENCY AND DISTRIBUTION AGREEMENTS

SCHEDULE G - CONSENTS AND APPROVALS REQUIRED BY THE COMPANY

SCHEDULE H - CONSENTS AND APPROVALS REQUIRED BY THE REINSURER

SCHEDULE I - FORM OF OPINION OF SENIOR VICE PRESIDENT AND
         GENERAL COUNSEL FOR THE REINSURER

SCHEDULE J - JOINT ELECTION UNDER IRC REGULATION 1.848-2(g)(8)




                                      -ii-


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                              COINSURANCE AGREEMENT
                  THIS COINSURANCE AGREEMENT (this "Agreement"), dated as of July 26, 1996, is made and entered into by and between FIDELITY AND GUARANTY LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Maryland (the "Company"), and KEYPORT LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Rhode Island (the "Reinsurer").
                  WHEREAS, the Company has agreed to cede to the Reinsurer, on a coinsurance basis, the Reinsured SPDAs (as defined below), and the Reinsurer has agreed to reinsure all liabilities and obligations of the Company arising under the Reinsured SPDAs, subject to the exclusions set forth in Section 2.03 below.
                  NOW, THEREFORE, in consideration of the mutual covenants and promises and upon the terms and conditions set forth herein, the parties hereto agree as follows:



ARTICLE I
                                   DEFINITIONS
                  As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article): "Account Values" means the account value, as defined in the Reinsured SPDAs, which is not reduced for surrender charges.

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"Accounting Period" means a calendar quarter, except that the initial Accounting
Period shall be the period commencing with the Effective Date and ending with the last day of the then current calendar quarter, and the final Accounting Period shall be the period commencing with the first day of the calendar quarter that includes the Termination Date and ending on the Termination Date. "Act" shall have the meaning specified in Section 13.07(b). "Annual Report" means the report required to be prepared in accordance with Section 8.03 and providing the data as shown on Schedule C.
"Benefits" shall have the meaning specified in Section 7.01.
"Blended Rate" means the percentage rate equal to the sum of (i) two-thirds of the one year Treasury Note rate as of the close of business on the Business Day immediately preceding the Closing Date plus (ii) one-third of the three year Treasury Note rate as of the close of business on the Business Day immediately preceding the Closing Date.
"Business Day" means any day that is not a Saturday or a Sunday or a day on which banks in the State of New York are authorized or required by law to close. "Cash Equivalents" means, as of any particular date, money market funds, marketable obligations issued or guaranteed by the United States Government, certificates of deposit, bankers' acceptances and other similar liquid investments, in each case, with a maturity date of not more than 90 days from the date on which any such instrument is transferred pursuant to the terms of this Agreement, the market value of which on the date of transfer will

                                       -2-


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be counted as equivalent to cash for purposes of satisfying the aggregate amount of cash and Cash Equivalents required to be transferred under this Agreement. "Ceding Commission" shall have the meaning specified in Section 4.02.
"Closing" means the closing of the transactions under this Agreement on the Closing Date.
"Closing Date" means the date which is three Business Days following the receipt of all required governmental and regulatory consents and approvals, including the expiration of any applicable waiting periods, in connection with the reinsurance of the Reinsured SPDAs, which date shall not be earlier than August 1, 1996 or later than October 31, 1996.
"Commissions and Expenses" means (i) all sales commissions, production bonuses or other payments in cash or kind payable to duly licensed insurance agents or other persons with respect to any Reinsured SPDAs, whether issued by the Company prior to the Effective Date or issued by the Company, with the consent of the Reinsurer, on or subsequent to the Effective Date, (ii) an administration services fee of $2.00 per month per Reinsured SPDA in force at the beginning of each month during the term of this Agreement for providing the policyholder services listed on Schedule D with respect to the Reinsured SPDAs, (iii) the fees listed on Schedule E for providing the conservation and commission payment services included therein, and (iv) all direct expenses incurred in connection with the Reinsured SPDAs, including, but not limited to (a) guaranty fund assessments
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relating to premiums written on or subsequent to the Effective Date, (b) premium or other taxes and (c) any charges and assessments imposed directly on or with respect to the Reinsured SPDAs.
"Daily Interest Amount" shall have the meaning specified in Section 7.01(b). "Effective Date" shall have the meaning specified in Section 2.01.
"Endorsements" means any endorsements to the SPDAs in force on the Effective
Date and issued pursuant to an offer from the Company which has been accepted by an owner of a Reinsured SPDA providing for a new interest rate guarantee period and the reimposition of surrender charges upon termination of the initial six-year surrender charge period.
"Extracontractual Liabilities" means all liabilities for consequential, exemplary, punitive or similar damages which relate to or arise in connection with any alleged or actual act, error or omission by the Company, its directors, officers, employees, agents or any of the Company's affiliates, whether intentional or otherwise, or from any alleged or actual reckless conduct or bad faith by the Company, its directors, officers, employees, agents or any of the Company's affiliates, in connection with the handling of any claim under any of the Reinsured SPDAs or in connection with the issuance, delivery, cancellation or administration of any of the Reinsured SPDAs.

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(b) the difference between (1) the Blended Rate and (2) 6.06 percent.
"Governmental Authority" means any foreign, federal, state, local or other court, arbitrator, administrative agency, commission or division, insurance or securities regulatory or self-regulatory body or securities or commodities exchange.
"Initial Reinsurance Premium" shall have the meaning specified in Section 4.01. "Investment Assets" means the assets that are transferred to the Reinsurer in connection with the Initial Reinsurance Premium. "NAIC" means the National Association of Insurance Commissioners.
"Qualified Financial Institution" shall have the meaning specified in Section
09.30.97.08 of the Code of Maryland Regulations.
"Quarterly Report" means the report required to be prepared in accordance with
Section 8.02 and providing the data as shown on Schedule B.
"Quarterly Settlement" means the net amount due and payable to either party with respect to any Accounting Period. "Recapture Event" shall have the meaning specified in Section 9.03.
"Reinsured SPDAs" means (i) the SPDAs, including any Endorsements thereto, and
(ii) any single premium deferred annuity contracts replacing SPDAs and any endorsements to SPDAs issued by the Company on or subsequent to the Effective Date with the consent of the Reinsurer. Reinsured SPDAs shall not include Retained Asset Account Funds in existence on the Effective Date.

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"Reserves" means the statutory reserves established by the Company with respect to the liabilities arising under the Reinsured SPDAs, including, but not limited to, excess interest reserves, claim reserves and other statutory liabilities required to be reported by the Company on its NAIC Annual Statement Blank filed with the State of Maryland.
"Retained Asset Account Funds" means death benefit funds on deposit with the Company but not yet paid out or annuitized under a settlement option at the request of the beneficiary or the estate, with regard to the Reinsured SPDAs. "Second Commission Rate" means the percentage rate equal to the sum of (i) 1.8 percent plus (ii) the product of (a) 1.4 and (b) the difference between (1) the Blended Rate and (2) 6.06 percent. "Short Term Rate" means the sum of (i) the Blended Rate and (ii) 1.0 percent.
"SPDAs" means the single premium deferred annuity contracts in force on the Effective Date and issued by the Company on the policy forms listed on Schedule A attached hereto. "Terminal Accounting and Settlement" shall have the meaning specified in Section 9.07.
"Termination Date" means the date on which any complete termination of this Agreement, as provided in Article IX, is effective, either as a result of an event described in Article IX, or as designated by the terminating party or parties.

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"Termination Report" means the report required to be prepared in accordance with
Section 9.08 and providing the calculations for the Terminal Accounting and Settlement.
"Third Commission Rate" means the percentage rate equal to the sum of (i) 3.0 percent plus (ii) the product of (a) 1.4 and (b) the difference between (1) the Blended Rate and (2) 6.06 percent. "Trust" or "Trust Account" shall mean the Trust or Trust Account established pursuant to Article XII.

                                   ARTICLE II
                              REINSURANCE COVERAGE
                  2.01. Coverage. Upon the terms and subject to the conditions and other provisions of this Agreement and any required governmental and regulatory consents and approvals, effective as of 12:01 a.m., Eastern Time, on the Closing Date or, if the Closing Date is not the first day of the month, then such date to be the first day of the month in which the Closing Date occurs (the "Effective Date"), the Company hereby cedes to the Reinsurer, and the Reinsurer hereby assumes, on a coinsurance basis, all liabilities and obligations of the Company arising under the Reinsured SPDAs, subject to the exclusions set forth in Section 2.03. The liability of the Reinsurer with respect to the Reinsured SPDAs shall begin on the Effective Date.
                  2.02. Conditions. The reinsurance hereunder is subject to the same limitations, terms and conditions as the Reinsured SPDAs, except as otherwise provided in this Agreement.

                  2.03. Exclusions. This Agreement does not apply to and specifically excludes from coverage hereunder:
                           (a) any insurance policy or annuity contract issued by the Company other than the Reinsured SPDAs; or
                           (b)      any Extracontractual Liabilities.
                  2.04. Plan of Reinsurance. This reinsurance shall be on a one hundred percent (100%) coinsurance basis.
                  2.05. Retrocession. The Reinsurer retains the right to retrocede all or any portion of the risk on any Reinsured
SPDA.
                  2.06. Other Reinsurance. During the term of this Agreement, the Company shall not, without the prior written consent of the Reinsurer, enter into any reinsurance agreement of any type, other than this Agreement, with respect to the Reinsured SPDAs.
                                   ARTICLE III
                               GENERAL PROVISIONS
                  3.01. Administration and Expenses. The Company or its designated administrator shall continue to perform or have performed all policyholder services as more fully described on Schedule D and the conservation and commission payment services with respect to the Reinsured SPDAs as more fully described on Schedule E. The Reinsurer shall pay all administration and accounting expenses and other expenses related to maintenance of the Reinsured SPDAs, as part of Commissions and Expenses payable pursuant to the provisions of Section 6.01 of this Agreement.
                  3.02. Voluntary Contract Changes or Reserve Assumption Changes. The Company, on its own initiative, shall not without the prior consent of the Reinsurer change (i) the terms and conditions of any Reinsured SPDAs, or
(ii) the assumptions, including the statutory reserve accumulation rate assumption and the interpretation of NAIC regulations and guidelines relating to the calculation of statutory reserves, used by the Company to establish the Reserves with respect to the Reinsured SPDAs. The Reinsurer shall share, according to the percentage specified in Section 2.04 of this Agreement, in any contract changes or Reserve changes required by any regulatory authority having jurisdiction over the Company in the ordinary course of exercising its powers or otherwise required by law. In the event of an increase in the Reserves directly caused by changes in the Company's interpretation, on its own initiative, of NAIC regulations and guidelines relating to the calculation of the Reserves, the Company and the Reinsurer shall attempt in good faith to determine the cost of holding the additional amount of Reserves required by such changes; provided, however, that if the Company and the Reinsurer are unable to resolve any disagreement with respect to such cost, then the matter shall be referred to arbitration pursuant to the terms of Article XI, at the initiative of either party.

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


                  3.03.   Inspection.
                  (a) Subject to reasonable advance notice to the Company, the Reinsurer or its designated representative may inspect, at the offices of the Company or its designated representative or wherever such records are located, any and all books, documents or records of the Company reasonably relating to the Reinsured SPDAs during normal business hours for such period as this Agreement is in effect or for as long thereafter as the Company seeks performance by the Reinsurer pursuant to the terms of this Agreement. While performing any such inspection, the Reinsurer or its designated representative shall use its best efforts to minimize any disruption to the Company's normal business operations. Upon the Reinsurer's reasonable request, copies of such records shall be furnished to the Reinsurer, at the expense of the Reinsurer. The information obtained by the Reinsurer shall be treated as confidential material and proprietary to the Company and shall be used by the Reinsurer only for purposes relating to reinsurance of the Reinsured SPDAs under this Agreement. The Reinsurer's rights under this Section shall survive termination of this Agreement.
                  (b) Subject to reasonable notice to the Reinsurer, the Company or its designated representative may inspect, at the offices of the Reinsurer or its designated representative or wherever such records are located, any and all books, documents, or records of the Reinsurer reasonably relating to the Reinsured SPDAs during normal business hours for such period as this Agreement is in effect or for as long thereafter as Reinsurer

                                      -10-


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seeks performance by the Company pursuant to the terms of this Agreement. While performing any such inspection, the Company or its designated representative shall use its best efforts to minimize any disruption to the Reinsurer's normal business operations. Upon the Company's reasonable request, copies of such records shall be furnished to the Company, at the expense of the Company. The information obtained by the Company shall be treated as confidential material and proprietary to the Reinsurer and shall be used by the Company only for purposes relating to reinsurance of the Reinsured SPDAs under this Agreement. The Company's rights under this Section shall survive termination of this Agreement.
                  3.04. Misunderstandings and Oversights. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred and the reinsurance provided hereunder shall not be invalidated. The party first discovering such misunderstanding or oversight, or act resulting from the misunderstanding or oversight, will notify the other party in writing promptly upon discovery thereof, and the parties shall act to correct such misunderstanding or oversight within twenty (20) Business Days of receipt of such notice. However, this Section shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement.

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                  3.05. Reinstatements. If a Reinsured SPDA that is or has been reduced, terminated, or lapsed is reinstated while this Agreement is in force, the reinsurance for such Reinsured SPDA shall be reinstated automatically to the amount that would be in force if the Reinsured SPDA had not been reduced, terminated, or lapsed. The Company will pay to the Reinsurer all amounts received or charged by the Company in connection with the reinstatement.
                  3.06. Setoff and Recoupment. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Company or the Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be setoff from any amounts due to the Company or the Reinsurer hereunder, as the case may be, and only the net balance shall be allowed or paid. This setoff provision (to the extent permitted by law) shall not be modified or reconstrued due to the insolvency, liquidation, rehabilitation, conservatorship, or receivership of either party.
                  3.07. Payments. All payments made pursuant to this Agreement (other than the transfer of Investment Assets in connection with the Initial Reinsurance Premium described in Section 4.01 of this Agreement) shall be in cash or Cash Equivalents and shall be made in immediately available funds or assets acceptable to the Company (at market value) as agreed by the parties. If a transfer of assets is agreed upon, the party making the transfer shall deliver the assets to the other party

                                      -12-


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along with such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer reasonably acceptable to the parties as shall be effective to vest in the party receiving the assets all of the right, title and interest of the transferring party in and to the assets.
                  3.08. Age, Sex and Other Adjustments. If the Company's liability under any of the Reinsured SPDAs is changed because of a misstatement of age or sex or any other material facts, the Reinsurer shall share, according to the percentage specified in Section 2.04 of this Agreement, in any such change.
                                   ARTICLE IV
                     REINSURANCE PREMIUMS; CEDING COMMISSION
               4.01. Initial Reinsurance Premium. As consideration
for the assumption by the Reinsurer of the liabilities under this Agreement, on the Closing Date, the Company shall transfer to the Reinsurer (i) Investment Assets with an aggregate fair market value to the Company equal to one hundred percent (100%) of the Reserves with respect to the Reinsured SPDAs as of the close of business on the Business Day immediately preceding the Effective Date plus (ii) an amount equal to the Short Term Rate per annum on such Investment Assets from the Effective Date until the close of business on the Business Day immediately preceding the Closing Date (the "Initial Reinsurance Premium"). The Company shall deliver to the Reinsurer possession of the Investment Assets and such deeds, bills of sale, endorsements, assignments and other

                                      -13-


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good and sufficient instruments of conveyance and transfer in form and substance reasonably acceptable to the parties as shall be effective to vest in the Reinsurer all of the right, title and interest of the Company in and to the Investment Assets. Payment of the Initial Reinsurance Premium shall be a condition precedent of reinsurance coverage hereunder.
                  4.02.   Ceding Commission.  On the Closing Date, the
Reinsurer shall pay a ceding commission (the "Ceding Commission") to the Company in an amount equal to the sum of:
                  (i) the product of (a) the Reserves as of the close of business on the Business Day immediately preceding the Effective Date allocated to the SPDAs with sixth year anniversary dates on or prior to the date which is 45 days prior to the Effective Date and (b) the First Commission Rate;
                  (ii) the product of (a) the Reserves as of the close of business on the Business Day immediately preceding the Effective Date allocated to the SPDAs with sixth year anniversary dates subsequent to the date which is 45 days prior to the Effective Date for which Endorsements have not been issued and (b) the Second Commission Rate;
                  (iii) the product of (a) the Reserves as of the close of business on the Business Day immediately preceding the Effective Date allocated to the SPDAs for which Endorsements have been issued prior to the Effective Date and (b) the Third Commission Rate; and

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                  (iv) an amount equal to the Short Term Rate per annum on the sum of the amounts calculated pursuant to subsections (i), (ii) and
         (iii) above from the Effective Date until the close of business on the Business Day immediately preceding the Closing Date.
Such amount shall be paid in cash or Cash Equivalents by the Reinsurer and shall be netted against the Initial Reinsurance Premium in accordance with Section 3.06.
                                    ARTICLE V
                                    RESERVES
                  5.01. Reserves and Reserve Credits. The Reinsurer shall establish and maintain adequate Reserves with respect to the Reinsured SPDAs as necessary to enable the Company to take full reinsurance reserve credit contemplated by this Agreement on its statutory balance sheet filed with the Insurance Department of all states in which the Company files its annual statement.
                                   ARTICLE VI
                                EXPENSE ALLOWANCE
                  6.01. Expense Allowance. The Reinsurer shall pay the Company, in accordance with Section 8.01(a), an expense allowance equal to 100.14% of the Commissions and Expenses incurred and paid by the Company during the term of this Agreement with respect to the Reinsured SPDAs; provided, however, the Reinsurer expressly agrees that the Company's right to receive reimbursement for guaranty fund assessments as part of

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Commissions and Expenses shall survive the termination of this Agreement.

                                   ARTICLE VII
               DEATH BENEFITS, ANNUITY PAYMENTS AND OTHER PAYMENTS
                  7.01. Death Benefits, Annuity Payments and Surrender or Withdrawal Payments.
                  (a) The Reinsurer shall reimburse the Company, in accordance with Sections 7.01(b) and 8.01(b), for an amount equal to 100.14% of the sum of all (i) death benefits, (ii) surrender or withdrawal payments and (iii) periodic payments under annuity settlement options elected by the owner, and paid by the Company, with respect to Reinsured SPDAs that become due on or after the Effective Date (such death benefits and other payments referred to in the foregoing clause (i), (ii) and (iii) are referred to collectively as "Benefits"). The reimbursement for Benefits shall be net of surrender charges pursuant to the terms of the relevant Reinsured SPDAs.
                  (b) On the Closing Date, the Reinsurer shall reimburse the Company for an amount equal to the sum of:
                  (i) 100.14% of any Benefits paid by the Company in respect of Reinsured SPDAs from the Effective Date until the close of business on the Business Day immediately preceding the Closing Date; and
                  (ii) an amount equal to the sum of the Daily Interest Amount for each day from and including the Effective Date until the close of business on the Business Day immediately

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         preceding the Closing Date. For purposes of this Section, the Daily
         Interest Amount means the product of (a) the cumulative amount of Benefits paid as of the close of business on each day on or subsequent to the Effective Date and (b) the Short Term Rate per annum.
The amount calculated pursuant to this Section 7.01(b) shall be paid in cash or Cash Equivalents by the Reinsurer and shall be netted against the Initial Reinsurance Premium in accordance with Section 3.06.
                  7.02. Liability and Payment. Unless the Reinsurer has made the election provided in Section 7.03 to participate in the contest, compromise or litigation of a claim, the Reinsurer will accept the decision of the Company on payment of a claim on a Reinsured SPDA. The Reinsurer will pay claims (including expenses incurred in connection with such claims) for Benefits (other than for the payment of periodic annuity payments if elected by the owner or annuitant) attributable to Reinsured SPDAs in a lump sum to the Company without regard to the form of claim settlement payable by the Company.
                  7.03. Contested Claims. The Company will provide notice to the Reinsurer of its intention to contest, compromise, or litigate a claim (including interpleader actions) with respect to a Reinsured SPDA. Within ten
(10) Business Days after receipt of such notice, the Reinsurer may elect to participate in contesting a claim attributable to a Reinsured SPDA by submitting a notice of such election to the Company. The Reinsurer shall be deemed to have elected to not participate in such contest if it fails to make such election within ten (10) Business Days. If the Reinsurer elects not to participate in such contest, it may discharge its liability by payment to the Company of the lesser of the full amount of the claim or the full amount of the Reinsured SPDA relating to such claim. In no event shall the Reinsurer indemnify the Company for any Extracontractual Liabilities arising with respect to any Reinsured SPDA, unless such Extracontractual Liabilities result from an action caused, or specifically consented to, by the Reinsurer; provided, however, that the Reinsurer's election to participate in the contest, compromise or litigation of a claim with respect to a Reinsured SPDA shall not automatically be deemed to be an action specifically consented to by the Reinsurer for purposes of the immediately preceding clause. The Company and the Reinsurer agree to cooperate in the prosecution of any claim contest.
                                  ARTICLE VIII
                            ACCOUNTING AND SETTLEMENT
                  8.01.   Amounts Due the Reinsurer or the Company.
                  (a)  The payments required to be made under Section
6.01 shall be paid in cash or Cash Equivalents and shall be made monthly by wire transfer of funds to an account designated by the Company by 11 a.m. on the second Business Day following the end of each month with respect to the Commissions and Expenses incurred as of the close of business on the last day of each month (or partial month) during the term of this Agreement; provided, that the Company notifies the Reinsurer by 2 p.m. on

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the first Business Day following the end of each month of the amounts due from the Reinsurer with respect to such month.
                  (b) The payments required to be made under Section 7.01 (other than the payment on the Closing Date pursuant to Section 7.01(b)) shall be paid in cash or Cash Equivalents and shall be made weekly by wire transfer of funds to an account designated by the Company by 11 a.m. on each Thursday following the Closing Date with respect to the Benefits paid as of the close of business on the second Business Day next preceding such Thursday; provided, that the Company notifies the Reinsurer by 2 p.m. on the Business Day prior to such Thursday of the amounts due from the Reinsurer with respect to such week.
                  (c) If amounts due to be paid by the Reinsurer to the Company pursuant to Section 8.01(a) or 8.01(b) above cannot be determined at such dates on an exact basis, such payments may be determined on an estimated basis, and any adjustments subsequently required to reflect actual data shall be made on the weekly or monthly payment date, as applicable, following the date that such actual data is available.
                  (d) Except as otherwise specifically provided herein, all other amounts due to be paid to either the Reinsurer or the Company under this Agreement shall be determined on a net basis, giving full effect to Section 3.06 hereof, as of the last day of each Accounting Period. Any net amount due from the Company to the Reinsurer shall be paid in cash or Cash Equivalents no later than the day on which the Quarterly Report showing such net amount, as described in Section 8.02, is due. Any net amount due

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from the Reinsurer to the Company shall be paid no later than ten (10) Business
Days following the receipt of such Quarterly Report from the Company. If amounts due to be paid cannot be determined at such dates on an exact basis, such payments may be determined on an estimated basis, and any adjustments subsequently required to reflect actual data shall be made at the date upon which any amended report, based on actual data, is due to be provided pursuant to Section 8.04.
                  8.02. Quarterly Reports. Within ten (10) Business Days of the end of each Accounting Period the Company shall supply the Reinsurer with a report that shall provide the data required in Schedule B (the "Quarterly Report"), which shall show the net amount due, if any, by the Company or the Reinsurer, as appropriate.
                  8.03. Annual Reports. Within twenty (20) Business Days after the end of each calendar year the Company shall supply the Reinsurer with a report that shall provide the data required in Schedule C (the "Annual Report").
                  8.04. Best Efforts to Supply Actual Data. In preparing all reports required in this Agreement, the Company and the Reinsurer shall make their best efforts to supply the actual data. If the actual data cannot be supplied with the appropriate report, the Company shall produce best estimates, and shall provide amended reports based on actual data no more than twenty (20) Business Days after such report was originally due.
                  8.05.   Tax Reserves.  In connection with the Annual
Report described in Section 8.03, the Company shall supply the

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Reinsurer with information with respect to tax reserves relating to the
Reinsured SPDAs.
                  8.06. Interest on Delayed Payments. Should any payment due to either the Reinsurer or the Company be delayed, such delayed payment (including any amount constituting a difference between an estimated and actual amount, as described in Section 8.01, shall accrue interest for the period that payment is overdue at an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in amount to the overdue payments hereunder for a comparable interest period are offered by the principal London office of Citibank, N.A. in immediately available funds in the London Interbank Market at approximately 11 a.m., London time, two Business Days prior to the commencement of such interest period; each change in such interest rate shall be effective on the date such change is announced as effective.

                                   ARTICLE IX
                       DURATION, RECAPTURE AND TERMINATION
                  9.01. Duration. Except as otherwise provided herein, this Agreement shall be unlimited in duration.
                  9.02.   Reinsurer's Liability.  The Reinsurer's
liability with respect to any Reinsured SPDA will terminate on the earliest of: (i) the date the Reinsured SPDA is recaptured;
(ii) the date the Company's liability on such Reinsured SPDA is terminated; or (iii) the date this Agreement is terminated. In no event should any interpretation of this Section 9.02 imply a unilateral right of the Reinsurer to terminate this Agreement.
                  9.03. Termination Due to Recapture. The Company shall have the right, on five (5) Business Days' written notice to the Reinsurer (the "Recapture Election Notice"), to terminate this Agreement and recapture the Reinsured SPDAs in full, such recapture and termination to be effective as of the next Business Day following the end of such notice period, in the event that
(i) the Standard & Poor's Corporation Claims-Paying Ability rating of the Reinsurer becomes less than BBB- (or other equivalent rating used by Standard & Poor's Corporation) or the Moody's Investors Service, Inc. Financial Strength rating of the Reinsurer becomes less than Baa3 (or other equivalent rating used by Moody's Investors Service, Inc.), or (ii) the Reinsurer files a Risk-Based Capital Report with the Commissioner of Insurance of the State of Rhode Island (or the then current state of domicile of the Reinsurer) which indicates that its Total Adjusted Capital is less than 150 percent of its Company Action Level RBC (as such capitalized terms are defined in the NAIC Life Risk-Based Capital Report Including Overview and Instructions for Companies, dated as of December 31, 1994), or (iii) the Reinsurer fails to be duly licensed to conduct a life insurance business or accredited to act as a reinsurer in the Company's state of domicile or in any other state or jurisdiction where failure of the Reinsurer to be so licensed or accredited would cause the Company to be ineligible for reserve credit for the reinsurance ceded under this Agreement, unless the Reinsurer provides security for its obligations under this Agreement pursuant to the provisions of Article XII, or
(iv) the Reinsurer is the subject of an insolvency, liquidation, supervision, conservation, rehabilitation or other similar proceeding (each a "Recapture Event"). The Reinsurer shall provide written notice to the Company within one Business Day of the occurrence of any Recapture Event.
                  9.04. Automatic Termination. If, at the end of an Accounting Period, none of the Reinsured SPDAs are in force, this Agreement shall automatically terminate.
                  9.05. Termination Due to Nonpayment. Either party may terminate this Agreement if the other party fails to pay, when due, any amounts due under this Agreement, provided that the non-delinquent party has given at least twenty (20) Business Days prior written notice of its intent to terminate for that reason. The delinquent party may avoid termination pursuant to this
Section 9.05 by paying all amounts that are delinquent and then due, including any interest owing thereon pursuant to Section 8.06, on or before the Termination Date specified in the written notice.
                  9.06. Termination by Mutual Agreement. The parties may mutually agree to terminate this Agreement at any time.
                  9.07. Payments on Termination. In the event that this Agreement is terminated pursuant to this Article IX, a net accounting and settlement as to any balance due under this Agreement shall be undertaken by the parties to this Agreement
(the "Terminal Accounting and Settlement"). Any net payment required under the Terminal Accounting and Settlement will become due as of the Termination Date, and shall be paid in cash or Cash Equivalents by the Reinsurer or the Company, as appropriate, no later than the day on which the Termination Report described in Section 9.08 is due to be provided. Net payments required under the Terminal Accounting and Settlement shall consist of:
                         (i) the Quarterly Settlement for the final Accounting Period, calculated as of the Termination Date, plus any interest due pursuant to Section 8.06; plus
                        (ii) the payment by the Reinsurer to the Company of an amount equal to the Reserves as of the day immediately prior to the Termination Date with respect to the Reinsured SPDAs; plus
                       (iii) in the event of a termination of this Agreement by the Reinsurer under Section 9.05, the payment by the Company to the Reinsurer of an amount equal to the product of (a) a fraction, the numerator of which is the Reserves as of the Termination Date and the denominator of which is the Reserves as of the Effective Date and (b) the Ceding Commission.
                  9.08. Termination Report. Within ten (10) Business Days after the Termination Date, the Company shall supply the Reinsurer with a report that shall show the Terminal Accounting and Settlement (the "Termination Report"). In the event that, subsequent to the Terminal Accounting and Settlement, an adjustment is made with respect to any amount taken into account pursuant to Schedule B, a supplementary accounting shall take place in accordance with the procedures set out in Sections 8.04 and 9.07. Any net amount owed to the Reinsurer or the Company by reason of such supplemental accounting, plus any interest due pursuant to Section 8.06, shall be paid within ten (10) Business Days after the completion of such Termination Report or supplementary accounting, as appropriate.

                                    ARTICLE X
                                   INSOLVENCY
                  10.01. Payments by Reinsurer. In the event of insolvency, liquidation or rehabilitation of the Company, the Reinsurer hereby agrees that, as to all reinsurance made, ceded or otherwise becoming effective hereunder, the reinsurance shall be payable to the Company, or to its conservator, receiver, liquidator or statutory successor on the basis of the liability of the Company under the Reinsured SPDAs, without diminution because of the insolvency of the Company or because the conservator, receiver, liquidator or statutory successor of the Company has failed to pay all or a portion of any claim.
                  10.02. Claims. It is agreed that the conservator, receiver, liquidator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency or submission of a claim under any Reinsured SPDAs within a reasonable time after such claim is filed in the insolvency, liquidation or rehabilitation proceeding. During the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense available to the Company or its conservator, receiver, liquidator or statutory successor. The expense thus incurred by the Reinsurer pursuant to this Section 10.02 shall be chargeable, subject to the approval of the court, against the Company as a part of the expense of insolvency, liquidation or rehabilitation to the extent of a proportionate share of the benefit which accrues to the Company solely as a result of the defense undertaken by the Reinsurer.
                  10.03. No Waiver of Defenses. Nothing in this Article X shall preclude the Reinsurer from asserting any excuse or defense to payment of this reinsurance other than the excuses or defenses of the insolvency of the Company and the failure of the Company's conservator, receiver, liquidator or statutory successor to pay all or a portion of any claim.

                                   ARTICLE XI
                                   ARBITRATION
                  11.01. Appointment of Arbitrators. In the event of any disputes or differences arising hereafter between the contracting parties with reference to any transaction under or relating in any way to this Agreement as to which agreement between the parties hereto cannot be reached, the same shall be decided by arbitration. Three arbitrators will decide any dispute or difference. The arbitrators must be disinterested officers or retired officers of life insurance or life reinsurance companies other than the two parties to this Agreement or their affiliates. Each of the contracting parties agrees to appoint one of the arbitrators with the third, the "Umpire," to be chosen by the two appointed arbitrators. In the event that either party should fail to choose an arbitrator within twenty (20) Business Days following a written request by the other party to do so, the requesting party may choose the second arbitrator before entering upon arbitration. In the event that the two arbitrators shall not be able to agree on the choice of the Umpire within twenty
(20) Business Days following their appointment, each arbitrator shall nominate five candidates within five Business Days thereafter. Each arbitrator shall decline four of the candidates nominated by the other arbitrator. The Umpire shall be chosen from the two remaining candidates by drawing lots. Should the chosen Umpire decline to serve, the candidate whose lot was not drawn shall be appointed. This process shall continue until a candidate has agreed to serve.
                  11.02. Proceedings. The parties will cooperate in good faith in the voluntary, prompt and informal exchange of non-privileged information relevant to the arbitration. The parties will make every effort to conclude the information exchange process within 30 days after notice that the Umpire has been selected. Within 14 days after the Umpire is selected, the parties will provide to each other copies of all documents in their possession or control on which they will or may rely in support of their position. On the request of either party, the arbitrators will conduct a conference for the purpose of determining additional information to be exchanged. If the arbitrators determine that the requesting party has a reasonable need for the information and that the request is not overly burdensome to the opposing party, the arbitrators may order the exchange of the additional information.
                  11.03. Decision. Within 60 days following the appointment of the Umpire, each party must present its case to the arbitrators. The arbitrators shall consider customary and standard practices in the life reinsurance business. Within sixty (60) days after the arbitration hearing, a decision shall be reached by a majority vote of the arbitrators. There shall be no appeal from their written decision, which shall be final and binding upon the parties. Judgment may be entered on the decision of the arbitrators by any court having jurisdiction.
                  11.04. Expenses of Arbitration. Each party shall bear the expense of its own arbitrator (whether selected by that party, or by the other party pursuant to the procedures set out in Section 11.01) and related outside attorneys' fees, and shall jointly and equally bear with the other party the expenses of the third arbitrator.
                  11.05. Applicable Law. Any arbitration instituted pursuant to this Article shall be held in the City of Baltimore, State of Maryland, and the laws of the State of Maryland and, to the extent applicable, the Federal Arbitration Act shall govern the interpretation and application of this Agreement.
                  11.06. Survival of Article. This Article shall survive termination of this Agreement.
                  11.07. Enforcement. The parties intend this Article to be enforceable in accordance with the Federal Arbitration Act

(9 U.S.C. ss. 1 et seq., as amended). In the event that either party refuses to submit to arbitration as required by this Article, the other party may request that a United States District Court compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such a court to enforce this Article and to confirm and enforce the performance of an award of the arbitrators.

                                   ARTICLE XII
                                    SECURITY
                  12.01. Security. If required in order to give the Company full reinsurance reserve credit, the Reinsurer shall comply with any necessary financial security requirements imposed by insurance laws and regulations of the State of Maryland and of any other state or jurisdiction with respect to which the Company is ineligible for reserve credit for the reinsurance ceded under this Agreement.
                  12.02. Establishment of Trust. If credit for reinsurance, as required under this Article XII, is not otherwise available to the Company with respect to the reinsurance hereunder, the Reinsurer shall enter into a trust agreement (the "Trust Agreement") and establish a trust account for the benefit of the Company with respect to the Reserves on or before the date of filing of the first financial statement of the Company for which such credit for reinsurance is required, with a bank or other financial institution acceptable to the Company, which shall be a Qualified Financial Institution.

                  12.03. Purpose of Trust. The Reinsurer agrees to deposit, on or before the date set forth in Section 12.02, and maintain in said Trust Account assets to be held in trust by the Trustee for the benefit of the Company as security for the payment of the Reinsurer's obligations to the Company under this Agreement. Such assets shall initially be in an amount that is equal to or exceeds the Reserves, with respect to the Reinsured SPDAs, shown on the Company's statutory financial statements as of the date set forth in Section 12.02, and shall be increased or decreased, as appropriate, for each Accounting Period in accordance with the terms of this Agreement and the terms of the Trust Agreement.
                  12.04. Trust Assets. The Reinsurer agrees that the assets so deposited, and assets held in the trust account thereafter, shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by Section 09.30.97.08 of the Code of Maryland Regulations.
                  12.05. Title of Assets. The Reinsurer, prior to depositing assets with the Trustee, shall execute all assignments and endorsements in blank, and transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the Trustee upon direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

                  12.06. Settlements. All settlements of account under the Trust Agreement between the Company and the Reinsurer shall be made in cash or Cash Equivalents.
                  12.07. Withdrawals by the Company. The Reinsurer and the Company agree that the assets in the Trust Account may be withdrawn by the Company at any time, notwithstanding any other provisions in this Agreement, provided such assets are applied and utilized by the Company or any successor of the Company by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, without diminution because of the insolvency of the Company or the Reinsurer, only for the following purposes:
                         (i) to reimburse the Company for the Reinsurer's share of surrenders, withdrawals, death benefits or other amounts specified in Section 7.01 of this Agreement that have been paid by the Company pursuant to the provisions of the Reinsured SPDAs;
                        (ii) to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities under Reinsured SPDAs ceded under this Agreement. Such account shall include, but not be limited to, amounts for policy reserves, claims and losses incurred (including losses incurred but not reported), and unearned premium reserves; and
                       (iii) to pay any other amounts the Company claims are due under this Agreement.

                  12.08. Withdrawals by the Reinsurer. The Reinsurer shall have the right to seek the Company's approval to withdraw all or any part of the assets from the Trust Account and transfer such assets to the Reinsurer, provided that:
                         (i) the Reinsurer shall, at the time of withdrawal, replace the withdrawn assets with other assets of a type permitted hereunder having a market value equal to the market value of the assets withdrawn, so as to maintain the Trust Account in the required amount; or
                        (ii) after such withdrawal and transfer, the market value of the Trust Account is no less than 102% of the required amount.
In the event that the Reinsurer seeks the Company's approval hereunder, the Company shall not unreasonably or arbitrarily withhold its approval.
                  12.09. Return of Assets. In the event that the Company withdraws assets from the Trust Account for the purposes set forth in Section 12.07(i) or (ii) in excess of actual amounts required to meet the Reinsurer's obligations to the Company, or in excess of amounts determined to be due under
Section 12.07(iii), the Company shall return such excess to the Reinsurer, plus interest at the prime (or base) rate of interest as set forth in Section 8.06 of this Agreement. In the event of a dispute arising under this Article XII, the arbitration panel established pursuant to Article XI of this Agreement shall have the right to award interest at a rate that it determines to be equitable, and may award attorney's fees, arbitration costs and other expenses.
                  12.10. Letters of Credit. At the option of the Reinsurer, letters of credit meeting the requirements of Section 09.30.97.08 of the Code of Maryland Regulations may be substituted in whole or in part for the Trust Account in order to provide the credit for reinsurance required hereunder. The letter of credit will be procured from a Qualified Financial Institution, and may be drawn down at any time by the Company, only for the purposes set forth in
Section 12.07(i), (ii) or (iii) of this Agreement, without diminution because of the insolvency of the Company or the Reinsurer. If the letter of credit is drawn down, the provisions of Section 12.09 shall apply to the amount so drawn.
                  12.11. Expenses. All expenses of establishing and maintaining the Trust Account or letter of credit shall be paid by the Reinsurer.

                                  ARTICLE XIII
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
                  13.01. Organization, Standing and Authority of the Company. The Company is a life insurance company duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to carry on the operations of its business as they are now being conducted. The Company has all requisite corporate power and authority to own and transfer ownership of the Investment Assets that are to be transferred in connection with the Initial
Reinsurance Premium.
                  13.02. Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations under this Agreement, have been duly authorized by all necessary corporate action. This Agreement, when duly executed and delivered by the Company, subject to the due execution and delivery by the Reinsurer, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
                  13.03.   Assets.  With respect to each of the
Investment Assets, no consent or other approval is required to be obtained by the Company to permit the Company to convey, transfer and sell the Investment Assets to the Reinsurer pursuant to this Agreement.
                  13.04. No Conflict or Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the respective terms and conditions hereof will not (a) violate any provision of the Articles of Incorporation or Bylaws of the Company, or (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Company.

                  13.05. Intermediaries and Financial Advisors. Except for Oppenheimer & Co., Inc., no reinsurance intermediary or broker or other advisor has acted directly or indirectly as such for, or is entitled to any compensation from, the Company in connection with this Agreement.
                  13.06. Investigations. The Company will notify the Reinsurer immediately, in writing, of any and all investigations of the Company or its directors, principal officers or shareholders conducted by any Federal, state or local governmental or regulatory agency other than routine state insurance department examinations.
                  13.07.   Approvals of Governmental Authorities.
                  (a) Except as set forth on Schedule G hereto, no consent, waiver, license, approval, order or authorization of, or registration, filing or declaration with, or notices to, any person, entity or Governmental Authority is required to be obtained, made or given by or with respect to the Company in connection with (i) the execution and delivery of this Agreement by the Company, or (ii) the consummation by the Company of the transactions contemplated hereby.
                  (b) Except as provided below, the Company shall take, and shall cause its affiliates to take, all reasonable steps necessary or appropriate, and shall use, and shall cause its affiliates to use, all commercially reasonable efforts, to obtain as promptly as practicable all consents, waivers, licenses, approvals, orders and authorizations of, or to make as promptly as practicable all registrations, filings or declarations with, or notices to, any person, entity or Governmental Authority listed on Schedule G attached hereto and required to be obtained by the Company or any of its affiliates in connection with the consummation of the transactions contemplated by this Agreement. Within five Business Days of the earlier of (i) receipt of an interpretation from the Premerger Notification Office that the transaction anticipated by this Agreement is not exempt from the regulatory requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "Act") and (ii) August 2, 1996, the Company shall take, and shall cause its affiliates to take, all reasonable steps necessary and appropriate to make all necessary submissions and filings under the Act and shall request early termination of the waiting periods under the Act.
                  (c) The Company shall cooperate with the Reinsurer and its affiliates in seeking to obtain all such consents, waivers, licenses, approvals, orders and authorizations, and to make all such registrations, filings, declarations and notices and shall provide, and shall cause its affiliates to provide, such information and communications to any person, entity or Governmental Authority as such person, entity or Governmental Authority may reasonably request in connection therewith.

                                   ARTICLE XIV
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE REINSURER
                  14.01. Organization, Standing and Authority of the Reinsurer. The Reinsurer is a life insurance company duly organized, validly existing and in good standing under the laws of the State of Rhode Island and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the operations of its business as they are now being conducted. The Reinsurer is duly licensed and admitted as an insurer or accredited as a reinsurer under the laws of all States and jurisdictions of the United States where failure of the Reinsurer to be so licensed and admitted or accredited would cause the Company to be ineligible for reserve credit for the reinsurance ceded under this Agreement, and is authorized under the laws and regulations of said States and jurisdictions to reinsure the Reinsured SPDAs under this Agreement.
                  14.02. Authorization. The Reinsurer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Reinsurer of this Agreement, and the performance by the Reinsurer of its obligations under this Agreement, have been duly authorized by all necessary corporate action. This Agreement, when duly executed and delivered by the Reinsurer, subject to the due execution and delivery by the Company, will be a valid and binding obligation of the Reinsurer, enforceable against the Reinsurer in accordance with its terms.
                  14.03. No Conflict or Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of the Reinsurer, or

(b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Reinsurer.
                  14.04. Intermediaries and Financial Advisors. No reinsurance intermediary or broker or other advisor has acted directly or indirectly as such for, or is entitled to any compensation from, the Reinsurer in connection with this Agreement.
                  14.05. Investigations. The Reinsurer will notify the Company immediately, in writing, of any and all investigations of the Reinsurer or its directors, principal officers or shareholders conducted by any Federal, state or local governmental or regulatory agency other than routine state insurance department examinations.
                  14.06.   Approvals of Governmental Authorities.
                  (a) Except as set forth on Schedule H hereto, no consent, waiver, license, approval, order or authorization of, or registration, filing or declaration with, or notices to, any person, entity or Governmental Authority is required to be obtained, made or given by or with respect to the Reinsurer in connection with (i) the execution and delivery of this Agreement by the Reinsurer, or (ii) the consummation by the Reinsurer of the transactions contemplated hereby.
                  (b) Except as provided below, the Reinsurer shall take, and shall cause its affiliates to take, all reasonable steps necessary or appropriate, and shall use, and shall cause its affiliates to use, all commercially reasonable efforts, to obtain as promptly as practicable all consents, waivers, licenses, approvals, orders and authorizations of, or to make as promptly as practicable all registrations, filings or declarations with, or notices to, any person, entity or Governmental Authority listed on Schedule H attached hereto and required to be obtained by the Reinsurer or any of its affiliates in connection with the consummation of the transactions contemplated by this Agreement. In addition, within two days after execution of this Agreement, the Reinsurer shall submit, or cause to be submitted, a letter to the Premerger Notification Office requesting an interpretation as to whether the transaction contemplated by this Agreement is exempt from the reporting requirements of the Act. Within five Business Days of the earlier of (i) receipt of an interpretation from the Premerger Notification Office that the transaction anticipated by this Agreement is not exempt from the regulatory requirements of the Act and (ii) August 2, 1996, the Reinsurer shall take, and shall cause its affiliates to take, all reasonable steps necessary and appropriate to make all necessary submissions and filings under the Act and shall request early termination of the waiting periods under the Act.
                  (c) The Reinsurer shall cooperate with the Company and its affiliates in seeking to obtain all such consents, waivers, licenses, approvals, orders and authorizations, and to make all such registrations, filings, declarations and notices and shall provide, and shall cause its affiliates to provide, such information and communications to any person, entity or Governmental Authority as such person, entity or Governmental Authority may reasonably request in connection therewith.
                  14.07. Agency and Distribution Agreements. From the date of this Agreement through the Termination Date, the Reinsurer shall not, and shall not permit any of its affiliates to, take any action or omit to take any action that would cause the Company to be in breach of or to violate any term or provision of any of the Agency and Distribution Agreements listed on Schedule F hereto. The Reinsurer shall indemnify the Company and its officers, directors, employees, affiliates, agents, successors and assigns (the "indemnified parties") against, and hold the indemnified parties harmless from all losses, claims, damages and liabilities and shall reimburse the indemnified parties for all expenses of any kind or nature whatsoever (including reasonable attorneys' fees) as incurred, that are based upon or arise out of the breach by the Reinsurer of its covenants and obligations provided for in this Section 14.07.

                                   ARTICLE XV
                              CONDITIONS TO CLOSING
                  15.01. Conditions Precedent to Obligation of the Reinsurer. The obligation of the Reinsurer to consummate the Closing is subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by the Reinsurer at or prior to the Closing):

                  (a) All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Company at or prior to the Closing shall have been complied with and performed by it, and the representations and warranties made by the Company in this Agreement shall be true and correct at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing.
                  (b) The Reinsurer shall have received from the Company a certificate dated the Closing Date and signed by an executive officer of the Company certifying that the conditions specified in subsection (a) above have been fulfilled.
                  (c) All consents, waivers, licenses, approvals, orders and authorizations of, and registrations, filings and declarations with, and notices to, any person, entity or Governmental Authority listed on Schedule H required in connection with the consummation of the transactions contemplated hereby shall have been duly obtained, made or given, including the expiration of any applicable waiting periods, and shall be in full force and effect at the Closing.
                  (d) The Company shall have duly executed and delivered to the Reinsurer the Form of Joint Election Under IRC Regulation 1.848-2(g)(8) substantially in the form attached hereto as Exhibit J.
                  15.02.   Conditions Precedent to Obligation of the
Company. The obligation of the Company to consummate the Closing is subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by the Company at or prior to the Closing):
                  (a) All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Reinsurer at or prior to the Closing shall have been complied with and performed by it, and the representations and warranties made by the Reinsurer in this Agreement shall be true and correct at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing.
                  (b) The Company shall have received from the Reinsurer a certificate dated the Closing Date and signed by an executive officer of the Reinsurer certifying that the conditions specified in subsection (a) above have been fulfilled.
                  (c) All consents, waivers, licenses, approvals, orders and authorizations of, and registrations, filings and declarations with, and notices to, any person, entity or Governmental Authority listed on Schedule G required in connection with the consummation of the transactions contemplated hereby shall have been duly obtained, made or given, including the expiration of any applicable waiting periods, and shall be in full force and effect.
                  (d) The Reinsurer shall have duly executed and delivered to the Company the Form of Joint Election Under IRC Regulation 1.848-2(g)(8) substantially in the form attached hereto as Exhibit J.

                  (e) The Company shall have received the opinion, dated the Closing Date, of Bernard R. Beckerlegge, Senior Vice President and General Counsel of the Reinsurer, in form and substance acceptable to the Company, substantially in the form attached hereto as Exhibit I.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS
                  16.01. Headings and Schedules. Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules are a part of this Agreement.
                  16.02. Notices. All notices and communications hereunder shall be in writing and shall be deemed given if received three (3) days after mailing, or if by telefax or by hand, when received, and if by overnight mail, on the next day. Any written notice shall be by either certified or registered mail, return receipt requested, or overnight delivery service (providing for delivery receipt) or delivered by hand. All notices or communications with the Reinsurer under this Agreement shall be addressed as follows:

                  Keyport Life Insurance Company
                  125 High Street
                  Boston, Massachusetts
                  Attention:  Paul H. LeFevre, Jr.
                  Fax No.:  (617) 526-1618

All notices and communications with the Company under this Agreement from the date hereof until September 3, 1996 shall be directed to:

                  Fidelity and Guaranty Life Insurance Company
                  6255 Smith Avenue
                  Baltimore, Maryland  21209-3653
                  Attention:  Chief Actuary
                  Fax No.:  (410) 205-0629

All notices and communications with the Company under this Agreement after September 3, 1996 shall be directed to:

                  Fidelity and Guaranty Life Insurance Company
                  100 East Pratt Street
                  Baltimore, Maryland  21201
                  Attention:  Chief Actuary

                  with copies to:

                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  125 West 55th Street
                  New York, New York  10019
                  Attention:  Michael Groll
                  Fax No.:  (212) 424-8500

                  Changes in notice addresses or recipients may be made by the Reinsurer or the Company by following the procedure specified in this section rather than the procedure for amendment of this Agreement.
                  16.03. Severability and Governing Law. If any term or provision of this Agreement shall be held void, illegal, or unenforceable, the validity of the remaining portions or provisions shall not be affected thereby. This Agreement shall be governed by the laws of the State of Maryland, without giving effect to principles of conflicts of law thereof.
                  16.04. Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as permitted herein.

                  16.05. Execution in Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
                  16.06. Currency. All payments and accounts shall be made in United States Dollars, and all fractional amounts shall be rounded to the nearest whole dollar.
                  16.07. Entire Agreement. This Agreement supersedes all prior discussions and written and oral agreements and constitutes the sole and entire agreement between the parties with respect to the subject matter hereof.
                  16.08. Amendment or Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless set forth in writing, signed by duly authorized officers of the parties hereto. A waiver shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.
                  16.09. Interpretation. For purposes of this Agreement, the words "hereof," "herein," "hereby," and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

16.10. Survival of Representations, Warranties and Agreements. The Reinsurer or the Company, as the case may be, has the right to rely fully upon the representations, warranties, covenants and agreements of the Company or the Reinsurer, as the case may be, contained in this Agreement. All representations and warranties made by the Company or the Reinsurer in this Agreement shall survive the execution and delivery hereof. The provisions of Section 3.03,
Section 14.07 and Article XI shall survive the termination of this Agreement.
                  16.11. No Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
                  16.12.  Termination of Agreement.
                  (a) This Agreement may be terminated at any time prior to the Closing Date: (i) by mutual consent of the Company and the Reinsurer or (ii) by either the Company or the Reinsurer, if the Closing Date shall not have occurred on or before October 31, 1996; provided, however, that the right to terminate this Agreement under this Section 16.12 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date.

                  (b) If this Agreement is terminated pursuant to Section 16.12(a), this Agreement shall become void and of no effect with no liability on the part of any party hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized representatives.


                                                     FIDELITY AND GUARANTY LIFE
                                                       INSURANCE COMPANY


                                       By
                                      Name:
                                     Title:



                                                     KEYPORT LIFE INSURANCE
                                     COMPANY


                                       By
                                      Name:
                                     Title:

                                   SCHEDULE A
                                 REINSURED SPDAs

Single Premium Deferred Annuity, FGL SPDA (7-87) - Standard
Single Premium Deferred Annuity, FGL SPDA (7-93) - Arizona
Single Premium Deferred Annuity, FGL SPDA (7-92) - Idaho
Single Premium Deferred Annuity, FGL SPDA (10-88) - Massachusetts
  & Montana
Single Premium Deferred Annuity, FGL SPDA IIR-2 (8-88) - Minnesota Single Premium Deferred Annuity, FGL SPDA (4-95) - Oklahoma
Single Premium Deferred Annuity, FGL SPDA IIR-2 (8-87) - Texas Single Premium Deferred Annuity, FGL SPDA-1 IIR-2 (8-87) - Texas Single Premium Deferred Annuity, FGL SPDA-3 IIR-2 (8-87) - Texas Single Premium Deferred Annuity, FGL SPDA-6 IIR-2 (8-87) - Texas Endorsement, FGL SPDA-END 4 (5-93)
Interest Index Rider, FGL IIR-2% (2-87)

                                   SCHEDULE B

                      QUARTERLY PERIOD REINSURANCE REPORTS



1.       Vantage Annuity Statutory Reserves

                  Plan
                  Issue Year
                           Policy Count
                           Account Value
                           Basic Surrender Value
                           Total Minimum Surrender Amount
                           Final Surrender Value
                           Basic Statutory Reserve
                           Reserve for Mortality Benefit
                           Total Statutory Reserve

2.       Vantage Annuity Tax Reserves

                  Plan
                  Issue Year
                           Policy Count
                           Account Value
                           Surrender Value
                           Total Minimum Surrender Amount
                           Final Surrender Value
                           Basic Tax Reserve
                           Reserve for Mortality Benefit
                           Total Tax Reserve

3.       F&G Deferred Annuity Reserve

                  Plan
                  Issue Year
                           Policy Count
                           Account Value
                           Basic Statutory Reserve
                           Reserve for Mortality Benefit
                           Total Statutory Reserve
                           Tax Reserve
                           Cash Surrender Value

4.       F&G FASB 97 Report

                  Plan
                  Issue Year
                           Prior Year-end Account Value
                           Premiums
                           Premium Charges
                           Withdrawals
                           Withdrawal Charges
                           Interest
                           Adjustments if any
                           Quarter-end Account Value

                                   SCHEDULE C

                           ANNUAL REINSURANCE REPORTS



1.       F&G Deferred Annuity Reserve Detail

                  Valuation Basis
                  Plan
                  Issue Year
                  Issue Month
                           Policy Number
                           Issue Date
                           Prior Year-end Account Value
                           Premiums
                           Premium Charges
                           Withdrawals
                           Withdrawal Charges
                           Interest
                           Adjustments if any
                           Current Year-end Account Value
                           Statutory Reserve
                           Reserve for Mortality Benefit
                           Total Statutory Reserve

                                   SCHEDULE D

                      POLICYHOLDER SERVICES TO BE PROVIDED



1. Maintain owner and insured records (computer, hard copy, microfilm and image, as specified by the Company).

2.       Record all owner and insured profile data changes.

3. Receive and respond to requests, complaints and inquiries from owner, insured and other authorized persons per the Company's procedures.

4. Keep daily reports reflecting system changes to owner and insured data and maintain related correspondence.

5. Receive and process all disbursements requested with confirmations to owner and agency in accordance with agreed upon procedures.

6.       Calculate and collect fees and taxes as applicable.

7. Receive and process owner requests for beneficiary, ownership and address changes.

8.       Receive and process requests for settlement/annuity options.

9. Prepare periodic and non-periodic disbursement payments by check to owner or designated payee and deliver in accordance with agreed upon procedures.

10. Withhold and report federal and state income tax as required.

11. Record and acknowledge assignment of ownership and collateral.

12.      Produce and mail periodic statements of accounts to owners.

13. Prepare and mail tax forms to owners and other payees as required by law, including tax implications of policy assignments and ownership changes.

14. Process special mailings and/or mailing inserts as reasonably required.

                                   SCHEDULE E
                  CONSERVATION AND COMMISSION PAYMENT SERVICES
                       TO BE PROVIDED AND ASSOCIATED FEES



Conservation:

         1. Monthly valuation tapes provided to Paine Webber, Prudential & Smith Barney for integration into their account statements.

         2. Quarterly list of upcoming renewals produced for Smith Barney, A.G. Edwards, Prudential, Piper Jaffray, Everen, Wheat First.

         3. Customized individual broker list produced on demand.

         4. Endorsement offer letters produced and mailed to individual policyholders at the end of the six year surrender charge period.

         5.                Weekly reporting that tracks results of
                           conservation program by firm.

         6. Monthly reporting that tracks results by anniversary months.

         7. Receive and respond to all requests and inquiries from individual policyholders or brokers with respect to the endorsement offer.

         8. Process all policy endorsements and new issue transactions that result from the endorsement offer.

Commission Payments:

         1. Weekly commission payments to member firms with detail breakdowns by broker.

         2.                Maintenance of broker records.
                           (average changes 100 per week)

Fees:

         Monthly fee of: $13,000 per month, subject to periodic review directed at reflecting any decrease in endorsement activity and potential modifications in procedures.

                                   SCHEDULE F

                   LIST OF AGENCY AND DISTRIBUTION AGREEMENTS



1.       Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Bateman Eichler, Hill
Richards, Inc. dated December 6, 1988

2.       Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Josephthal Agency Inc. dated
October 15, 1988

3.       Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Josephthal & Co. Insurance
Agency, Inc. dated October 15, 1988

4.       Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and A.G. Edwards & Sons, Inc. & affiliated agencies dated December 6, 1988

5.       Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Illinois Company Investments,
Inc. dated November 28, 1988

6.       Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Blunt Ellis & Loewi dated
December 6, 1988

7.       Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Balanced Capital Services dated December 6, 1988

8.       Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Butler, Wick & Co., Inc.
dated December 6, 1988

9.       Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Brazill Agency, Inc. dated
November 21, 1988

10.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Stifel, Nicolaus & Co., Inc.
dated December 6, 1988

11.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Wheat Insurance Services,
Inc. dated December 6, 1988

12.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Prudential Bache Securities,
Inc. dated December 6, 1988

13.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and First of Michigan Insurance
Agency dated December 6, 1988

14.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Prescott, Ball and Turben dated December 6, 1988

15.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Alex Brown Insurance Agency
Incorporated dated December 6, 1988

16.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Ferris, Baker Watts dated
December 6, 1988

17.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Carteret Savings Bank dated
November 17, 1988

18.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and R.G. Dickinson & Co. dated
December 6, 1988

19.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Piper Jaffray & Hopwood, Inc.
dated December 6, 1988

20.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Parker/Hunter, Inc. dated
December 6, 1988

21.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Legg Mason Financial
Services, Inc. dated December 6, 1988

22.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Gruntal Life Agency, Inc.
dated December 6, 1988

23.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Paine Webber dated June 1,
1989

24.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and John K. Benson dated
November 3, 1989

25.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Philip R. Johnnie dated
June 22, 1989

26.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Inland Securities Corp. dated
October 3, 1990

27.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Dennis Weiss dated
February 6, 1989

28.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Norman Weiss dated February
6, 1989

29.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Interstate/Johnson Lane Corp.
dated January 10, 1989

30.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Fahnestock & Co., Inc. dated
March 27, 1989

31.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Atlantic Ind. Ins. Agency dated June 1, 1989

32.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Argus Securities, Inc. dated
June 13, 1989

33.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Great Western Financial Sec.
Corp. dated November 21, 1989

34.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Smith Barney, Harris Upham &
Co. dated January 1, 1989 / July 7, 1987 - superseded

35.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and First Interstate Insurance dated January 9, 1990

36.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Kidder Peabody Insurance - subsidiaries dated May 31, 1990

37.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Kemper Securities Group dated
January 17, 1991

38.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Norwest Insurance Wisconsin
Corporation dated April 15, 1991

39.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Eileen Sercel dated May 25,
1989

40.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and J.C. Bradford & Co. dated
January 30, 1989

41.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Alfred Sacks, Inc. dated
November 21, 1990

42.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and John J. Giannone dated
December 4, 1990

43.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Delaware Valley Brokerage
Serv., Inc. dated December 7, 1990

44.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Robert Chandler dated
November 16, 1990

45.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Bay Capital dated March 23,
1990

46.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Gregory P. Barnett dated
March 26, 1990

47.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Carl L. Kickham dated
December 4, 1990

48.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Premium Resource Inc. dated
October 3, 1990

49.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Planning Corp. of America dated January 5, 1990

50.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Schneider Insurance dated
December 2, 1990

51.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and John N. Schneider dated
December 4, 1990

52.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Roney & Co. dated December 6,
1988

53.      Agency and Distribution Agreement between Fidelity and
Guaranty Life Insurance Company and Shearson Lehman Hutton Inc.
dated January 1, 1989

All other Agency and Distribution Agreements issued on Form FGL 3668(10-88) to agents or brokers registered under Section 15 of the Securities Exchange Act of 1934.

                                   SCHEDULE G

                 CONSENTS AND APPROVALS REQUIRED BY THE COMPANY

1. Premerger Notification Form to be filed with the United States Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Act"); provided, however,
                                               --------  -------
         that a Premerger Notification Form shall not be required to be filed under this Agreement in the event that the Company and the Reinsurer shall receive an opinion of Choate, Hall & Stewart, in form and substance satisfactory to the Company, to the effect that such filing is not required under the Act.

2. Wisconsin Insurance Department under ss.618.32 of the Wisconsin Insurance Laws.

                                   SCHEDULE H

                CONSENTS AND APPROVALS REQUIRED BY THE REINSURER

1. Premerger Notification Form to be filed with the United States Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Act"); provided, however,
                                               --------  -------
         that a Premerger Notification Form shall not be required to be filed under this Agreement in the event that the Company and the Reinsurer shall receive an opinion of Choate, Hall & Stewart, in form and substance satisfactory to the Reinsurer, to the effect that such filing is not required under the Act.

                                   SCHEDULE I

                  FORM OF OPINION OF SENIOR VICE PRESIDENT AND
                        GENERAL COUNSEL FOR THE REINSURER















                                                  [    ], 1996




Fidelity and Guaranty Life Insurance Company
100 East Pratt Street
Baltimore, Maryland  21201

                  Re: Coinsurance Agreement, dated as of [ ], 1996, by and between Fidelity and Guaranty Life Insurance Company and [ ]

Gentlemen:

                  We have acted as special counsel for [ ], a [ ] corporation (the "Reinsurer"), in connection with the reinsurance by the Reinsurer, on a 100% coinsurance basis, of certain liabilities and obligations of Fidelity and Guaranty Life Insurance Company (the "Company") pursuant to the Coinsurance Agreement, dated as of [ ], 1996 (the "Agreement"), by and between the Company and the Reinsurer. This letter is being delivered to you pursuant to Section 15.02(e) of the Agreement. Capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

                  [Scope of Procedures]

                  Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. The Reinsurer is a life insurance company duly organized, validly existing and in good standing under the laws of the State of Rhode Island.

                  2. The Reinsurer has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the operations of its business as they are now being conducted.

                  3. The Reinsurer is duly licensed and admitted as an insurer or accredited as a reinsurer under the laws of all States and jurisdictions of the United States where failure of the Reinsurer to be so licensed and admitted or accredited would cause the Company to be ineligible for reserve credit for the reinsurance ceded under the Agreement, and is authorized under the laws and regulations of said States and jurisdictions to reinsure the Reinsured SPDAs under the Agreement.

                  4. The Reinsurer has all requisite corporate power and authority to enter into the Agreement and to perform its obligations thereunder.

                  5. The execution and delivery by the Reinsurer of the Agreement, and the performance by the Reinsurer of its obligations under the Agreement, have been duly authorized by all necessary corporate action. The Agreement constitutes the valid and binding obligation of the Reinsurer, enforceable against the Reinsurer in accordance with its terms.

                  6. The execution, delivery and performance of the Agreement, and the consummation of the transactions contemplated thereby in accordance with the respective terms and conditions thereof will not (a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of the Reinsurer, or (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Reinsurer.

                  7. Except as described on Schedule H of the Agreement, no consent, waiver, license, approval, order or authorization of, or registration, filing or declaration with, or notices to, any person, entity or Governmental Authority is required to be obtained, made or given by or with respect to the Reinsurer in connection with (a) the execution and delivery of the Agreement by the Reinsurer, or (b) the consummation by the Reinsurer of the transactions contemplated thereby.

                  8. There are no actions, suits or claims or legal, administrative, arbitration or governmental proceedings against or involving, threatened against or involving the Reinsurer or the assets, properties or businesses of the Reinsurer which questions the validity of the Agreement or any action taken by the Reinsurer pursuant thereto or in connection with the transactions contemplated thereby.

                  Our opinions set forth herein are subject to the following assumptions and qualifications:

                                                     Very truly yours,

                                   SCHEDULE J

                JOINT ELECTION UNDER IRC REGULATION 1.848-2(g)(8)



Fidelity and Guaranty Life Insurance Company ("F&G Life") and Keyport Life Insurance Company (the "Reinsurer") (each a "party" and collectively the "parties") are making a joint election under IRC Regulation 1.848-2(g)(8) pertaining to the Coinsurance Agreement dated as July 24, 1996, by and between F&G Life and the Reinsurer (the "Coinsurance Agreement"). Accordingly, F&G Life and the Reinsurer agree that the party with net positive consideration for the Coinsurance Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the Coinsurance Agreement without regard to the general deductions limitation of IRC Section 848(c)(1). The parties agree to exchange information pertaining to the amount of net consideration under the Coinsurance Agreement each year relating to both qualified and non-qualified business.

This election is effective for the 1996 calendar tax year and subsequent tax years the Coinsurance Agreement is in existence.


                                          FIDELITY AND GUARANTY LIFE
                                          INSURANCE COMPANY


                                          By
                                            Name:
                                            Title:



                                          KEYPORT LIFE INSURANCE COMPANY


                                            By
                                              Name:
                                              Title:

                    AMENDMENT NO. 1 TO COINSURANCE AGREEMENT

                  AMENDMENT NO. 1 TO COINSURANCE AGREEMENT, dated as of August 8, 1996 (this "Amendment No. 1"), by and between FIDELITY AND GUARANTY LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Maryland (the "Company"), and KEYPORT LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Rhode Island (the "Reinsurer").

                  WHEREAS, the Company and the Reinsurer have entered into the Coinsurance Agreement, dated as of July 26, 1996 (the "Coinsurance Agreement"); and

                  WHEREAS, the Company and the Reinsurer desire to amend and modify the Coinsurance Agreement as set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Reinsurer hereby agree that the Coinsurance Agreement shall be, and hereby is, amended and modified as follows:

                  1. The definition of "Blended Rate" in ARTICLE I is hereby amended and replaced in its entirety to read as follows:

                  "Blended Rate" means the percentage rate equal to the sum of
                  (i) two-thirds of the one year Treasury Note rate as of 3 p.m. on the Business Day which is two days prior to the Closing Date plus (ii) one-third of the three year Treasury Note rate as of 3 p.m. on the Business Day which is two days prior to the Closing Date.

                  2. This Amendment No. 1 shall be effective when executed and delivered by the parties hereto.

                  3. Except as amended and modified by this Amendment No. 1, all other terms of the Coinsurance Agreement shall remain unchanged.

                  4. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                  5. This Amendment No. 1 shall be governed by the laws of the State of Maryland, without giving effect to principles of conflicts of law thereof.

                  IN WITNESS WHEREOF, each of the Company and the Reinsurer has caused this Amendment No. 1 to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                                FIDELITY AND GUARANTY LIFE
                                                INSURANCE COMPANY

                                                By ____________________________
                                                   Name:
                                                   Title:

                                                KEYPORT LIFE INSURANCE COMPANY
                                                By ____________________________
                                                   Name:
                                                   Title:

                    AMENDMENT NO. 2 TO COINSURANCE AGREEMENT


         AMENDMENT NO. 2 TO COINSURANCE AGREEMENT, dated as of November 15, 1996 (this "Amendment No. 2"), by and between FIDELITY AND GUARANTY LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Maryland (the "Company"), and KEYPORT LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Rhode Island (the "Reinsurer").

         WHEREAS, the Company and the Reinsurer have entered into the Coinsurance Agreement, dated as of July 26, 1996, as amended by Amendment No. 1, dated as of August 8, 1996 (as so amended, the "Coinsurance Agreement"); and

         WHEREAS, the Company and the Reinsurer desire to amend and modify the Coinsurance Agreement as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Reinsurer hereby agree that the Coinsurance Agreement shall be, and hereby is, amended and modified as follows:

         1. The following definition of "Internal Replacement" is hereby added in ARTICLE I:

                  "Internal Replacement" means any instance in which a Reinsured SPDA is surrendered and another annuity contract that is written by the company is issued to the owner of the Reinsured SPDA as part of a direct exchange.

         2. The definition of "Reinsured SPDA" in ARTICLE I is hereby amended and replaced in its entirety to read as follows:

                  "Reinsured SPDAs" means (I) the SPDAs, including any Endorsements thereto and (ii) any single premium deferred annuity contracts replacing SPDAs and any endorsements to SPDAs issued by the Company on or subsequent to the Effective Date with the consent of the Reinsurer. Reinsured SPDAs shall not include (i) Retained Asset Account Funds in existence on the Effective Date and (ii) Internal Replacements issued in accordance with the terms of Section 9.09 of this Agreement.

         3. Section 7.01(a) is hereby amended and replaced in its entirety to read as follows:

                  (a) The Reinsurer shall reimburse the Company, in accordance with Sections 7.01(b) and 8.01(b), for an amount equal to:

                           (i) 100.14% of the sum of all (A) death benefits, (B)
                  surrender or (C) withdrawal payments and periodic payments under annuity settlement options elected by the owner, and paid by the Company, with respect to Reinsured SPDAs that become due on or after the Effective Date; and

                           (ii) 99% of the Surrender Value as of the date of
                  exchange with respect to Reinsured SPDAs that are surrendered as an Internal Replacement on or after the Effective Date (such Account Values, together with the death benefits and other payments referred to in the foregone clause (i)(A),
                  (i)(B) and (i)(C) above, are referred to collectively as "Benefits").

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

                  The reimbursement for Benefits shall be net of surrender charges pursuant to the terms of the relevant Reinsured SPDAs.

         4. ARTICLE IX is hereby retitled, "DURATION, RECAPTURE, TERMINATION AND INTERNAL REPLACEMENTS."

         5.       Section 9.09 is hereby added in ARTICLE IX to read as follows:

                  "Section 9.09. Internal Replacements. The Company shall request, on five (5) Business Days' written notice to the Reinsurer, the right to issue an Internal Replacement upon exchange of Reinsured SPDAs. Any Reinsured SPDA that is surrendered or exchanged in connection with an Internal Replacement shall be treated as surrendered and the Reinsurer shall pay to the Company, in accordance with Sections 7.01(a)(ii) and 8.01(b), an amount equal to 99% of the Surrender Value as of the date of such exchange in respect of such Reinsured SPDA. The other annuity or insurance contract to which a Reinsured SPDA is converted or for which it is exchanged as an Internal Replacement, shall not be a Reinsured SPDA under this Agreement."

         6. This Amendment No. 2 shall be effective when executed and delivered by the parties hereto.

         7. Except as amended and modified by this Amendment No. 2, all other terms of the Coinsurance Agreement shall remain unchanged.

         8. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         9. This Amendment No. 2 shall be governed by the laws of the State of Maryland, without giving effect to principles of conflicts of law thereof.

         IN WITNESS WHEREOF, each of the Company and the Reinsurer has caused this Amendment No. 2 to be executed on its behalf by it officers thereunto duly authorized, all as of the day and year first above written.

                                     FIDELITY AND GUARANTY
                                     LIFE INSURANCE COMPANY


                                     By:    ___________________________________
                                            Michel Perreault
                                            Vice President, Chief Actuary

                                     KEYPORT LIFE INSURANCE COMPANY


                                     By:    ___________________________________
                                            Paul LeFevre
                                            Senior Vice President and
                                              Chief Financial Officer


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